UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Global Net Lease, Inc., a Maryland corporation (the “Company”), was held on December 20, 2016 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders were asked to vote on matters related to that certain Agreement and Plan of Merger, dated as of August 8, 2016, by and among the Company, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Company OP”), American Realty Capital Global Trust II, Inc., a Maryland corporation (“Global II”), American Realty Capital Global II Operating Partnership, L.P., a Delaware limited partnership (the “Global II OP”), and Mayflower Acquisition LLC, a Maryland limited liability corporation (the “Merger Sub” and the “Merger Agreement”). Pursuant to the Merger Agreement, Global II will merge with and into the Merger Sub, a direct and wholly owned subsidiary of the Company, and the Global II OP will merge with and into the Company OP (collectively, the “Merger”).

The Company previously filed with the Securities and Exchange Commission a definitive joint proxy statement/prospectus and related materials pertaining to the Merger and the Special Meeting, which describe in detail each of the proposals submitted to stockholders at the Special Meeting.

At the Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 91,886,552 shares of the Company’s common stock, representing approximately 53.91% of the total number of 170,421,684 shares of the Company’s common stock issued and outstanding as of the record date for the Special Meeting and entitled to vote.

The Stockholders approved Proposal No. 1. The full results of the vote on Proposal No. 1 are set forth below. Stockholder action on Proposal No. 2, to approve the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of Proposal No. 1, was not required and no vote was taken on that proposal.

Proposal No. 1 – Approval of the Merger and the Other Transactions Contemplated by the Merger Agreement:

Votes For	Votes Against	Abstain	Broker Non-Votes
85,818,175	3,950,792	2,117,585	*

*	No broker non-votes were recorded in connection with Proposal No. 1.

Item 7.01.   Regulation FD Disclosure.

On December 20, 2016, the Company and Global II issued a press release announcing the results of their respective stockholder special meetings and the anticipated closing of the Merger in accordance with the terms of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is deemed to have been furnished, and shall not be deemed to have been filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain statements made in this letter are “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company and Global II regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement between the Company and Global II, among others, will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transactions contemplated in the Merger Agreement; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in the Company’s and Global II’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and Global II disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Joint press release issued on December 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2016	By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer and President